Exhibit 99.2

Contacts:	For Media:	John Calagna (212) 578-6252

	For Investors:	Conor Murphy (212) 578-7788
METLIFE ANNOUNCES 2011 GUIDANCE & EXPECTED 2010 FINANCIAL RESULTS
— 2011 Premiums, Fees & Other Revenues Expected to Grow 30% Over 2010 —
— 2011 Operating Earnings Projected to Increase 38% Over 2010 —
— 2010 Premiums, Fees & Other Revenues Estimated to Rise 5% Over 2009 —
— 2010 Operating Earnings Projected to Increase 62% Over 2009 —
— 2010 Year-End Book Value Per Share Expected to Increase 19% Over 2009 —
NEW YORK, December 6, 2010 — MetLife, Inc. (NYSE: MET) today announced several financial targets for 2011 as well as its expected results for the fourth quarter and full year 2010. Members of MetLife’s senior management team will review these financial projections with investors and discuss the company’s businesses at MetLife’s annual investor conference beginning at 8:00 a.m. (ET) today.
2011 Guidance
“In 2011, MetLife will continue to generate strong growth with operating earnings1 expected to increase 38%2 over 2010 to between $5.1 billion and $5.5 billion ($4.75 to $5.15 per share),” said C. Robert Henrikson, chairman, president & chief executive officer of MetLife, Inc. “With our leading positions in the U.S. and our expanded global reach resulting from the acquisition of Alico, we are poised to achieve strong results next year and beyond. We plan to grow premiums, fees & other revenues 30% next year to between $45.8 billion and $47.0 billion, invest in our expanding businesses around the world and maintain our disciplined approach to underwriting and expense management.
“Our continuing efforts to increase value for our shareholders will position us to deliver an improved operating return on equity (ROE) of approximately 11% for 2011 and generate further ROE improvements in the years that follow,” added Henrikson.

[1]	Information regarding non-GAAP financial measures is provided in the Non-GAAP and Other Financial Disclosures discussion below.

[2]	All percentages in this press release relating to future growth are calculated using mid-point of ranges.

Estimated Full Year 2010 Results
Premiums, fees & other revenues for 2010 are expected to be between $35.6 billion and $36.0 billion, up approximately 5% from $34.0 billion in 2009. Operating earnings for 2010 are expected to be between $3.8 billion and $3.9 billion ($4.26 to $4.36 per share) compared with $2.4 billion ($2.87 per share) in 2009.
Book value per share at year-end 2010 is expected to be between $44.50 and $45.85, up 19% from $37.96 at year-end 2009.
“As we close out 2010, MetLife expects to generate solid growth in premiums, fees & other revenues, higher net investment income and a 62% increase in operating earnings compared with 2009,” continued Henrikson. “We have accomplished a tremendous amount this year, strategically growing our businesses while successfully completing the largest acquisition in this company’s history. Furthermore, we reached $700 million in pre-tax annualized savings from our Operational Excellence initiative this year — $100 million over our goal. All of these achievements lay a solid foundation for future growth, despite the challenging macro-economic environment.”
MetLife expects full year 2010 net income to be between $2.8 billion and $3.2 billion ($3.13 to $3.57 per share), which reflects net investment and net derivative gains and losses. For 2009, MetLife reported a net loss of $2.4 billion ($2.89 per share), which included $3.3 billion, after tax, in derivative losses. MetLife uses derivatives — in connection with its broader portfolio management strategy — to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s own credit spread — which impacts the valuation of certain insurance liabilities — can generate derivative gains or losses. Derivative gains or losses related to MetLife’s own credit spread do not have an economic impact on the company.
Estimated Fourth Quarter 2010 Results
Premiums, fees & other revenues for the fourth quarter of 2010 are expected to be between $9.5 billion and $9.9 billion, up 4% from $9.3 billion in the fourth quarter of 2009. Operating earnings for the fourth quarter of 2010 are expected to be between $1.1 billion and $1.2 billion ($1.04 to $1.14 per share), up 39% from $793 million ($0.96 per share) in the fourth quarter of 2009.
For the fourth quarter of 2010, MetLife expects net income to be between $170 million and $570 million ($0.17 to $0.56 per share), compared with $289 million ($0.35 per share) in the fourth quarter of 2009.
Per share calculations for full year and fourth quarter 2010 are based on 890.2 million and 1,014.2 million shares outstanding, respectively. Per share calculations for 2011 are based on 1,066.3 million average shares outstanding.
Audio & Video Webcast
MetLife will hold its annual investor conference today from 8:00 a.m. to approximately 12:30 p.m. (ET). A live audio and video Webcast of the conference, along with the presentation materials, will be available at www.metlife.com (through a link on the Investor Relations page). A replay of the conference will be available at MetLife’s Web site beginning shortly after the conference ends on Monday, December 6, until 11:59 p.m. (ET) on Monday, December 13, 2010. The conference and the accompanying presentation materials will include statements relating to the business, operations, management and financial results of MetLife, Inc., including its prospects for the remainder of 2010, as well as for 2011 and beyond.
Assumptions included in MetLife’s estimated fourth quarter and full year 2010 and projected full year 2011 results are discussed in detail in the slide presentations to be presented at MetLife’s annual investor conference, which are included in a Current Report on Form 8-K that is being furnished today to the U.S. Securities and Exchange Commission.
Non-GAAP and Other Financial Disclosures
All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings and operating earnings per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share, respectively.
The historical and forward-looking financial information presented in this press release include performance measures which are based on methodologies other than generally accepted accounting principles (“GAAP”). MetLife, Inc. analyzes its performance using financial measures, such as operating earnings, operating revenues, operating expenses, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share, that are not based on GAAP. MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of its performance by highlighting the results of operations and the underlying profitability drivers of the businesses. Operating earnings, operating revenues, operating expenses, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and operating return on common equity should not be viewed as substitutes for GAAP net income (loss) from continuing operations, net of income tax, GAAP revenues, GAAP expenses, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, and return on common equity, respectively.
Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources and, consistent with GAAP accounting guidance for segment reporting, is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends and operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated.
Operating revenues is defined as GAAP revenues (i) less net investment gains (losses) and net derivative gains (losses), (ii) less amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses), (iii) plus scheduled periodic settlement payments on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (iv) plus income from discontinued real estate operations and (v) plus, for operating joint ventures reported under the equity method of accounting, the aforementioned adjustments, those identified in the definition of operating expenses and changes in fair value of hedges of operating joint venture liabilities, all net of income tax.
Operating expenses is defined as GAAP expenses (i) less changes in policyholder benefits associated with asset value fluctuations related to experience-rated contractholder liabilities and certain inflation-indexed liabilities, (ii) less costs related to business combinations and noncontrolling interests, (iii) less amortization of deferred policy acquisition costs and value of business acquired and changes in the policyholder dividend obligation related to net investment gains (losses) and net derivative gains (losses) and (iv) plus scheduled periodic settlement payments on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment.
In addition, operating revenues and operating expenses do not reflect the consolidation of certain securitization entities that are variable interest entities as required under GAAP.
Operating return on common equity is calculated by dividing operating earnings available to common shareholders by average MetLife, Inc. common equity for the period indicated, excluding accumulated other comprehensive income.
For the historical periods presented, reconciliations of non-GAAP measures used in this press release to the most directly comparable GAAP measures are included in either the slide presentations or the Appendix to the presentations and are on the Investor Relations portion of MetLife’s website (www.metlife.com). Additional information about MetLife’s historical financial results is also available in MetLife’s Quarterly Financial Supplements for the corresponding periods which may be accessed through MetLife’s website. The non-GAAP measures used in this press release should not be viewed as substitutes for the most directly comparable GAAP measures.
In this press release, MetLife provides guidance on its future earnings, earnings per diluted common share and return on common equity on an operating and non-GAAP basis. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because MetLife believes it is not possible to provide other than a range of net investment gains and losses, which can fluctuate significantly within or without the range and from period to period and may have a significant impact on GAAP net income.

About MetLife
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 60 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc. and its subsidiaries. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (3) uncertainty about the effectiveness of the U.S. government’s programs to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) impact of comprehensive financial services regulation reform on us; (5) exposure to financial and capital market risk; (6) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (7) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (8) investment losses and defaults, and changes to investment valuations; (9) impairments of goodwill and realized losses or market value impairments to illiquid assets; (10) defaults on our mortgage loans; (11) the impairment of other financial institutions that could adversely affect our investments or business; (12) our ability to address unforeseen liabilities, asset impairments, loss of key contractual relationships, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company (“Alico”), a subsidiary of Alico Holdings LLC (“Alico Holdings”), and Delaware American Life Insurance Company (collectively, the “Acquisition”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (13) uncertainty with respect to the outcome of the closing agreement entered into between Alico and the United States Internal Revenue Service in connection with the Acquisition; (14) uncertainty with respect to the making of elections under Section 338 of the U.S. Internal Revenue Code of 1986, as amended, and any benefits therefrom, in connection with the Acquisition; (15) the dilutive impact on our stockholders resulting from the issuance of equity securities to Alico Holdings in connection with the Acquisition; (16) downward pressure on our stock price as a result of Alico Holdings’ ability to sell its equity securities; (17) the conditional payment obligation of approximately $300 million to Alico Holdings if the conversion of the preferred stock issued to Alico Holdings in connection with the Acquisition into our common stock is not approved; (18) economic, political, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (19) our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (20) downgrades in our and our affiliates’ claims paying ability, financial strength or credit ratings; (21) ineffectiveness of risk management policies and procedures; (22) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (23) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (24) catastrophe losses; (25) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (26) unanticipated changes in industry trends; (27) changes in accounting standards, practices and/or policies; (28) changes in assumptions related to deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (31) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (32) adverse results or other consequences from litigation, arbitration or regulatory investigations; (33) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others, (34) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (35) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, impair our ability to attract and retain talented and experienced management and other employees, or increase the cost or administrative burdens of providing benefits to employees; (36) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems and management continuity planning which could impair our ability to conduct business effectively; (37) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (38) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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